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[LETTERHEAD OF GODFREY & KAHN S.C.]

                                February 25, 2003

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:   Strong Government Securities Fund, Inc.

Ladies and Gentlemen:

         We represent Strong Government Securities Fund, Inc. (the "Company") in connection with its filing of Post-Effective Amendment No. 29 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-7984; 811-4798) on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

         We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

         We consent to the use of this letter in the Post-Effective Amendment.

                                                Very truly yours,

                                                GODFREY & KAHN, S.C.

                                                /s/ Pamela M. Krill

                                                Pamela M. Krill